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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 29, 2000




                                 TXU GAS COMPANY

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          TEXAS                       1-3183                   75-0399066
     (STATE OR OTHER               (COMMISSION              (I.R.S. EMPLOYER
     JURISDICTION OF               FILE NUMBER)             IDENTIFICATION NO.)
     INCORPORATION


            ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (214) 812-4600




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ITEM 5.   OTHER EVENTS.
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TXU Gas Company (TXU Gas) announced on March 1, 2000 that its wholly-owned subsidiary, TXU Processing Company (Processing), a natural gas processing company, entered into a contract with Cantera Resources (Cantera) on February 29, 2000 providing for the sale by Processing to Cantera of substantially all of the assets of Processing. The purchase price for these assets is $105 million, subject to adjustment in certain events. Consummation of the transaction is subject to expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. It is expected that the transaction will close during the second quarter of 2000.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TXU GAS COMPANY


                                        By:  /s/ Jerry W. Pinkerton
                                           -------------------------------------
                                           Name: Jerry W. Pinkerton
                                           Title: Vice President and Controller
Dated:  March 9, 2000


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